                                                                     EXHIBIT 4.1





                          INDEPENDENT BANK CORPORATION

                                      AND

                      STATE STREET BANK AND TRUST COMPANY,
                                   AS TRUSTEE




                                   INDENTURE


                         9.25% SUBORDINATED DEBENTURES

                         DATED AS OF DECEMBER 17, 1996

                             CROSS-REFERENCE TABLE

    SECTION OF
TRUST INDENTURE ACT                                                                           SECTION OF
OF 1939, AS AMENDED                                                                           INDENTURE
-------------------                                                                           ---------
         310(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9.10
         310(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9.9
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9.10
         310(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Inapplicable
         311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9.14
         311(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9.14
         311(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Inapplicable
         312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.1
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.2(a)
         312(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.2(c)
         312(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.2(c)
         313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.4(a)
         313(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.4(b)
         313(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.4(a)
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.4(b)
         313(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.4(c)
         314(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.3
         314(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Inapplicable
         314(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15.7
         314(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Inapplicable
         314(e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15.7(b)
         314(f) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Inapplicable
         315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9.1(b)
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9.3
         315(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9.2
         315(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9.1
         315(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9.1(b)
         315(e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.7
         316(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.6
         316(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.4
         316(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10.1
         317(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.2
         317(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.3
         318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15.9

Note:    This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                     PAGE NO.
                                                                                                     --------
ARTICLE I.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
        SECTION 1.1 Definitions of Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II.  ISSUE, DESCRIPTION, TERMS, CONDITIONS
        REGISTRATION AND EXCHANGE OF THE DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . . .   9
        SECTION 2.1. Designation and Principal Amount . . . . . . . . . . . . . . . . . . . . . . . .   9
        SECTION 2.2. Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
        SECTION 2.3. Form and Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
        SECTION 2.4. Global Debenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
        SECTION 2.5. Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
        SECTION 2.6  Execution and Authentications  . . . . . . . . . . . . . . . . . . . . . . . . .   12
        SECTION 2.7  Registration of Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . .   13
        SECTION 2.8  Temporary Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
        SECTION 2.9  Mutilated, Destroyed, Lost or Stolen Securities  . . . . . . . . . . . . . . . .   14
        SECTION 2.10 Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
        SECTION 2.11 Benefit of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
        SECTION 2.12 Authenticating Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

ARTICLE III. REDEMPTION OF DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
        SECTION 3.1. Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
        SECTION 3.2. Special Event Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
        SECTION 3.3. Optional Redemption by Company . . . . . . . . . . . . . . . . . . . . . . . . .   17
        SECTION 3.4. Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
        SECTION 3.5. Payment Upon Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
        SECTION 3.6. No Sinking Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

ARTICLE IV. EXTENSION OF INTEREST PAYMENT PERIOD  . . . . . . . . . . . . . . . . . . . . . . . . . .   20
        SECTION 4.1. Extension of Interest Payment Period . . . . . . . . . . . . . . . . . . . . . .   20
        SECTION 4.2. Notice of Extension  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
        SECTION 4.3. Limitation of Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

ARTICLE V. PARTICULAR COVENANTS OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
        SECTION 5.1. Payment of Principal and Interest  . . . . . . . . . . . . . . . . . . . . . . .   21
        SECTION 5.2. Maintenance of Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
        SECTION 5.3. Paying Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
        SECTION 5.4. Appointment to Fill Vacancy in Office of Trustee . . . . . . . . . . . . . . . .   23
        SECTION 5.5. Compliance with Consolidation Provisions . . . . . . . . . . . . . . . . . . . .   23
        SECTION 5.6. Limitation on Dividends; Transactions with Affiliates  . . . . . . . . . . . . .   23
        SECTION 5.7. Covenants as to IBC Capital  . . . . . . . . . . . . . . . . . . . . . . . . . .   24

ARTICLE VI. SECURITYHOLDERS' LISTS AND REPORTS
BY THE COMPANY AND THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      24
        SECTION 6.1. Company to Furnish Trustee Names and Addresses of
           Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      24
        SECTION 6.2. Preservation of Information Communications with
           Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      24
        SECTION 6.3. Reports by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25
        SECTION 6.4. Reports by the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25

ARTICLE VII.  REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
        ON EVENT OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      26
        SECTION 7.1. Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      26
        SECTION 7.2. Collection of Indebtedness and Suits for Enforcement by Trustee  . . . . . . .      28
        SECTION 7.3. Application of Moneys Collected  . . . . . . . . . . . . . . . . . . . . . . .      29
        SECTION 7.4. Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      30
        SECTION 7.5. Rights and Remedies Cumulative; Delay or Omission Not Waiver . . . . . . . . .      30
        SECTION 7.6. Control by Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . .      31
        SECTION 7.7. Undertaking to Pay Costs . . . . . . . . . . . . . . . . . . . . . . . . . . .      31

ARTICLE VIII. FORM OF DEBENTURE AND ORIGINAL ISSUE  . . . . . . . . . . . . . . . . . . . . . . . .      32
        SECTION 8.1. Form of Debenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      32
        SECTION 8.2. Original Issue of Debentures . . . . . . . . . . . . . . . . . . . . . . . . .      32

ARTICLE IX.  CONCERNING THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      32
        SECTION 9.1. Certain Duties and Responsibilities of Trustee   . . . . . . . . . . . . . . .      32
        SECTION 9.2. Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      34
        SECTION 9.3. Certain Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .      34
        SECTION 9.4. Trustee Not Responsible for Recitals or Issuance or Securities . . . . . . . .      35
        SECTION 9.5. May Hold Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36
        SECTION 9.6. Monies Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36
        SECTION 9.7. Compensation and Reimbursement . . . . . . . . . . . . . . . . . . . . . . . .      36
        SECTION 9.8. Reliance on Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . .      36
        SECTION 9.9. Disqualification:  Conflicting Interests . . . . . . . . . . . . . . . . . . .      37
        SECTION 9.10. Corporate Trustee Required; Eligibility . . . . . . . . . . . . . . . . . . .      37
        SECTION 9.11. Resignation and Removal; Appointment of Successor . . . . . . . . . . . . . .      37
        SECTION 9.12. Acceptance of Appointment by Successor  . . . . . . . . . . . . . . . . . . .      39
        SECTION 9.13. Merger, Conversion, Consolidation or Succession to Business   . . . . . . . .      39
        SECTION 9.14. Preferential Collection of Claims Against the Company . . . . . . . . . . . .      40

ARTICLE X.  CONCERNING THE SECURITYHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      40
        SECTION 10.1. Evidence of Action by Securityholders . . . . . . . . . . . . . . . . . . . .      40
        SECTION 10.2. Proof of Execution by Securityholders . . . . . . . . . . . . . . . . . . . .      40
        SECTION 10.3. Who May Be Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . .      41
        SECTION 10.4. Certain Securities Owned by Company Disregarded . . . . . . . . . . . . . . .      41

        SECTION 10.5. Actions Binding on Future Securityholders . . . . . . . . . . . . . . . . . .      41

ARTICLE XI.  SUPPLEMENTAL INDENTURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      42
        SECTION 11.1. Supplemental Indentures Without the Consent of Securityholders  . . . . . . .      42
        SECTION 11.2. Supplemental Indentures with Consent of Securityholders . . . . . . . . . . .      43
        SECTION 11.3. Effect of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . .      43
        SECTION 11.4. Securities Affected by Supplemental Indentures  . . . . . . . . . . . . . . .      44
        SECTION 11.5. Execution of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . .      44

ARTICLE XII.  SUCCESSOR CORPORATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      44
        SECTION 12.1. Company May Consolidate, Etc.   . . . . . . . . . . . . . . . . . . . . . . .      44
        SECTION 12.2. Successor Corporation Substituted . . . . . . . . . . . . . . . . . . . . . .      45
        SECTION 12.3. Evidence of Consolidation, Etc. to Trustee  . . . . . . . . . . . . . . . . .      45

ARTICLE XIII.  SATISFACTION AND DISCHARGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      46
        SECTION 13.1. Satisfaction and Discharge of Indenture . . . . . . . . . . . . . . . . . . .      46
        SECTION 13.2. Discharge of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . .      46
        SECTION 13.3. Deposited Moneys to be Held in Trust  . . . . . . . . . . . . . . . . . . . .      47
        SECTION 13.4. Payment of Monies Held by Paying Agents . . . . . . . . . . . . . . . . . . .      47
        SECTION 13.5. Repayment to Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      47

ARTICLE XIV.  IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS
        AND DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      47
        SECTION 14.1. No Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      47

ARTICLE XV.  MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      48
        SECTION 15.1. Effect on Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . .      48
        SECTION 15.2. Actions by Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      48
        SECTION 15.3. Surrender of Company Powers . . . . . . . . . . . . . . . . . . . . . . . . .      48
        SECTION 15.4. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      48
        SECTION 15.5. Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      49
        SECTION 15.6. Treatment of Debentures as Debt . . . . . . . . . . . . . . . . . . . . . . .      49
        SECTION 15.7. Compliance Certificates and Opinions  . . . . . . . . . . . . . . . . . . . .      49
        SECTION 15.8. Payments on Business Days . . . . . . . . . . . . . . . . . . . . . . . . . .      49
        SECTION 15.9. Conflict with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . .      50
        SECTION 15.10. Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      50
        SECTION 15.11. Separability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      50
        SECTION 15.12. Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      50
        SECTION 15.13. Acknowledgment of Rights   . . . . . . . . . . . . . . . . . . . . . . . . .      50

ARTICLE XVI.  SUBORDINATION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      51
        SECTION 16.1. Agreement to Subordinate  . . . . . . . . . . . . . . . . . . . . . . . . . .      51
        SECTION 16.2. Default on Senior Debt, Subordinated Debt or Additional Senior
          Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      51

        SECTION 16.3. Liquidation; Dissolution; Bankruptcy . . . . . . . . . . . . . . . . . . . . . .         52
        SECTION 16.4. Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         53
        SECTION 16.5. Trustee to Effectuate Subordination  . . . . . . . . . . . . . . . . . . . . . .         54
        SECTION 16.6. Notice by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         54
        SECTION 16.7. Rights of the Trustee; Holders of Senior Indebtedness. . . . . . . . . . . . . .         55
        SECTION 16.8. Subordination May Not be Impaired  . . . . . . . . . . . . . . . . . . . . . . .         55

                                   INDENTURE

     INDENTURE, dated as of December 17, 1996, among Independent Bank Corporation, a Michigan corporation (the "Company") and State Street Bank and Trust Company, a Massachusetts state chartered trust company, as trustee (the "Trustee");

     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of a new series of its securities to be known as its 9.25% Subordinated Debentures due 2026 (hereinafter referred to as the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in this Indenture;

     WHEREAS, IBC Capital Finance, a Delaware statutory business trust (the "Trust"), has offered to the public $17,250,000 aggregate liquidation amount of its 9.25% Cumulative Trust Preferred Securities (the "Preferred Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $533,500 aggregate liquidation amount of its 9.25% Trust Common Securities, in $17,783,500 aggregate principal amount of the Debentures; and

     WHEREAS, the Company has requested that the Trustee execute and deliver this Indenture and all requirements necessary to make this Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Indenture has been duly authorized in all respects:

     WHEREAS, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture; and

     WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of Securities:

                                   ARTICLE I.
                                  DEFINITIONS

SECTION 1.1   DEFINITIONS OF TERMS.

     The terms defined in this Section (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section and shall include the plurals well as the singular. All other terms used in this Indenture that are defined in the Trust

Indenture Act of 1939, as amended, or that are by reference in such Act defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this instrument.

     "Accelerated Maturity Date" means if the Company elects to accelerate the Maturity Date in accordance with Section 2.2(c), the date selected by the Company which is prior to the Scheduled Maturity Date, but is after December 31, 2001.

     "Additional Sums" shall have the meaning set forth in Section 2.5.

     "Additional Senior Obligations" means all indebtedness of the Company whether incurred on or prior to the date of this Indenture or thereafter incurred, for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; provided, however, that Additional Senior Obligations do not include claims in respect of Senior Debt or Subordinated Debt or obligations which, by their terms, are expressly stated to be not superior in right of payment to the Debentures or to rank pari passu in right of payment with the Debentures. For purposes of this definition, "claim" shall have the meaning assigned thereto in
Section 101(4) of the United States Bankruptcy Code of 1978, as amended.

     "Affiliate" means, with respect to a specified Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities or other ownership interests of the specified Person, (b) any Person 10% or more of whose outstanding voting securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person, (c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, (d) a partnership in which the specified Person is a general partner, (e) any officer or director of the specified Person, and (f) if the specified Person is an individual, any entity of which the specified Person is an officer, director or general partner.

     "Authenticating Agent" means an authenticating agent with respect to all or any of the series of Securities appointed with respect to the Securities by the Trustee pursuant to Section 2.12.

     "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

     "Board of Directors" means the Board of Directors of the Company or any duly authorized committee of such Board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

     "Business Day" means, with respect to any series of Securities, any day other than a day on which Federal or State banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close or a day on which the Trustee's Corporate Trust Office is closed for business.

     "Certificate" means a certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company. The Certificate need not comply with the provisions of Section 15.7.

     "Common Securities" means undivided beneficial interests in the assets of IBC Capital which rank pari passu with Preferred Securities issued by IBC Capital; provided, however, that upon the occurrence of an Event of Default, the rights of holders of Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of Preferred Securities.

     "Common Securities Guarantee" means any guarantee that the Company may enter into with the Trustee or other Persons that operate directly or indirectly for the benefit of holders of Common Securities of IBC Capital.

     "Company" means Independent Bank Corporation, a corporation duly organized and existing under the laws of the State of Michigan, and, subject to the provisions of Article Twelve, shall also include its successors and assigns.

     "Compounded Interest" shall have the meaning set forth in Section 4.1.

     "Corporate Trust Office" means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at Two International Place, Fourth Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department.

     "Custodian" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

     "Debentures" means the Subordinated Debentures authenticated and delivered under this Indenture.

     "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) and every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

     "Deferred Interest" shall have the meaning set forth in Section 4.1.

     "Depositary" means, with respect to Securities of any series, for which the Company shall determine that such Securities will be issued as a Global Security, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to this Indenture.

     "Dissolution Event" means that as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Trust Agreement and the Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Trust Agreement.

     "Event of Default" means, with respect to the Debentures, any event specified in Section 7.1, continued for the period of time, if any, therein designated.

     "Extended Interest Payment Period" shall have the meaning set forth in
Section 4.1.

     "Extended Maturity Date" means if the Company elects to extend the Maturity Date in accordance with Section 2.2(b), the date selected by the Company which is after the Scheduled Maturity Date but before December 31, 2045.

     "Federal Reserve" means the Board of Governors of the Federal Reserve
System.

     "Global Security" means, with respect to any series of Securities, a Security executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

     "Governmental Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as
                                      4
defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

     "Herein," "hereof," and "hereunder," and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Holder" means a Person in whose name a security is registered in the Securities Register.

     "IBC Capital" means IBC Capital Finance, a Delaware business trust created for the purpose of issuing preferred securities in connection with the issuance of Securities under this Indenture.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof.

     "Interest Payment Date," when used with respect to any installment of interest on the Debentures, means the date specified in the Debenture as the fixed date on which an installment of interest with respect to the Debentures is due and payable.

     "Investment Company Event" means the receipt by IBC Capital of an Opinion of Counsel, rendered by a law firm experienced in such matters, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), IBC Capital is or will be considered an "investment company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities under the Trust Agreement.

     "Maturity Date" means the date on which the Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest and Additional Interest, if any.

     "Non Book-Entry Preferred Securities" shall have the meaning set forth in
Section 2.4. "Officers' Certificate" means a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Controller or an Assistant Controller or the Secretary or an Assistant Secretary of the Company that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in Section 15.7, if and to the extent required by the provisions thereof.

     "Opinion of Counsel" means an opinion in writing of legal counsel, who may not be an employee of the Company, that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 15.7, if and to the extent required by the provisions thereof.

     "Outstanding," when used with reference to the Debentures, means, subject to the provisions of Section 10.4, as of any particular time, all Debentures theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Debentures theretofore cancelled by the Trustee or any paying agent, or delivered to the Trustee or any paying agent for cancellation or that have previously been cancelled; (b) Debentures or portions thereof for the payment or redemption of which moneys or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided, however, that if such Debentures or portions of such Debentures are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article Three provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Debentures in lieu of or in substitution for which other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.9.

     "Person" means any individual, corporation, partnership, joint-venture, joint-stock company, unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt and as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.9 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

     "Preferred Securities" means undivided beneficial interests in the assets of a IBC Capital which rank pari passu with Common Securities issued by IBC Capital; provided, however, that upon the occurrence of an Event of Default, the rights of holders of Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of Preferred Securities.

     "Preferred Securities Guarantee" means any guarantee that the Company may enter into with State Street Bank and Trust Company or other Persons that operate directly or indirectly for the benefit of holders of Preferred Securities of IBC Capital.

     "Property Trustee" has the meaning set forth in the Trust Agreement of IBC Capital Finance.

     "Responsible Officer" when used with respect to the Trustee means the Chairman of the Board of Directors, the President, any Vice President, the Secretary, the Treasurer, any trust officer, any corporate trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Scheduled Maturity Date" means December 31, 2026.

     "Securities" means any Debentures.

     "Securityholder," "holder of Securities," "registered holder," or other similar term, means the Person or Persons in whose name or names a particular Security shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of this Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Debentures or to other Debt which is pari passu with, or subordinated to, the Debentures; provided, however, that Senior Debt shall not be deemed to include (i) any Debt of the Company which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (ii) any Debt of the Company to any of its subsidiaries, (iii) Debt to any employee of the Company, (iv) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Debentures as a result of the subordination provisions of this Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject;
(v) Debt which constitutes Subordinated Debt, and (vi) any other debt securities issued pursuant to this Indenture.

     "Special Event" means a Tax Event or an Investment Company Event.

     "Subordinated Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of this Indenture or thereafter incurred, which is by its terms expressly provided to be junior and subordinate to other Debt of the Company (other than the Debentures).

     "Subsidiary" means, with respect to any Person, (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its

Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

     "Tax Event" means the receipt by the Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Debentures under this Indenture, there is more than an insubstantial risk that
(i) IBC Capital is, or will be within 90 days after the date of such Opinion of Counsel, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Company on the Debentures is not, or within 90 days after the date of such Opinion of Counsel, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) IBC Capital is, or will be within 90 days after the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

     "Trust Agreement" means the Amended and Restated Trust Agreement, dated December 17, 1996, of IBC Capital Finance.

     "Trustee" means State Street Bank and Trust Company and, subject to the provisions of Article Seven, shall also include its successors and assigns, and, if at any time there is more than one Person acting in such capacity hereunder, "Trustee" shall mean each such Person. The term "Trustee" as used with respect to a particular series of the Securities shall mean the trustee with respect to that series.

     "Trust Indenture Act," means the Trust Indenture Act of 1939, subject to the provisions of Sections 11.1, 11.2, and 12.1, as in effect at the date of execution of this instrument.

     "Trust Securities" means Common Securities and Preferred Securities of a IBC Capital.

     "Voting Stock," as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

                                  ARTICLE II
                    ISSUE, DESCRIPTION, TERMS, CONDITIONS
                 REGISTRATION AND EXCHANGE OF THE DEBENTURES

SECTION 2.1.  DESIGNATION AND PRINCIPAL AMOUNT.

     There is hereby authorized a series of Securities designated the "9.25% Subordinated Debentures due 2026", limited in aggregate principal amount to $17,783,500 which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to Section
8.2 of this Indenture.

SECTION 2.2.  MATURITY.

     (a) The Maturity Date will be either:

         (i)  the Scheduled Maturity Date; or

         (ii) if the Company elects to extend the Maturity Date beyond the Scheduled Maturity Date in accordance with Section 2.2(b), the Extended Maturity Date; or

         (iii) if the Company elects to accelerate the Maturity Date to be prior a date to the Scheduled Maturity Date in accordance with Section 2.2(c), the Accelerated Maturity Date.

         (b) the Company may at any time before the day which 90 days before the Scheduled Maturity Date, elect to extend the Maturity Date only once to the Extended Maturity Date provided that the Company has received the prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve and further provided that the following conditions in this Section 2.2(b) are satisfied both at the date the Company gives notice in accordance with Section 2.2(d) of its election to extend the Maturity Date and at the Scheduled Maturity Date:

         (i) the Company is not in bankruptcy, otherwise insolvent or in liquidation;

         (ii) the Company is not in default in the payment of any interest or principal on the Debentures; and

         (iii) the Trust is not in arrears on payments of Distributions on the Preferred Securities issued by it and no deferred Distributions are accumulated.

         (c) The Company may at any time before the day which is 90 days before the Scheduled Maturity Date and after December 31, 2001, elect to shorten the Maturity Date only once to the Accelerated Maturity Date provided that the Company has received the prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

         (d) If the Company elects to extend the Maturity Date in accordance with Section 2.2(b), the Company shall give notice to registered holders of the Debentures, the Property Trustee and the Trust of the extension of the Maturity Date and the Extended Maturity Date at least 90 days and no more than 180 days before the Scheduled Maturity Date.

         (e) If the Company elects to accelerate the Maturity Date in accordance with Section 2.2(c), the Company shall give notice to registered holders of the Debentures, the Property Trustee and the Trust of the acceleration of the Maturity Date and the Accelerated Maturity Date at least 90 days and no more than 180 days before the Accelerated Maturity Date.

SECTION 2.3.     FORM AND PAYMENT.

         Except as provided in Section 2.4, the Debentures shall be issued as a global debenture in fully registered certificated form without interest coupons in an aggregate principal amount of all outstanding Debentures (a "Global Debenture"), substantially in the form of Exhibit A hereto, to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Company. Payments on the Debentures issues as a Global Debenture will be made to the Depositary.

SECTION 2.4.     GLOBAL DEBENTURE.

         (a)     In connection with a Dissolution Event,

                 (i) the Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a Global
         Debenture to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with this Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depositary; and

                 (ii) if any Preferred Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security Certificates will be canceled and a Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with this Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

         (b) A Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

         (c) If at any time (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary for the Debentures shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depositary for the Debentures is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (ii) there shall have occurred and be continuing an Event of Default with respect to a Global Debenture, then the Company will execute, and the Trustee, upon written notice from the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, the Company may at any time in its sole discretion determine that the Debentures shall no longer be represented by a Global Debenture. In such event the Company will execute, and the Trustee, upon receipt of an Officer's Certificate evidencing such determination by the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names as the Depositary, pursuant to written instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

SECTION 2.5.     INTEREST.

         (a) Each Debenture will bear interest at the rate of 9.25% per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article Four) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date," commencing on March 31, 1997), to the Person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the regular record date for such interest installment, which, in respect of (i) Debentures of which the Property Trustee is the Holder and the Preferred Securities are in book-entry only form or (ii) a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if (i) the Debentures are held by the Property Trustee and the Preferred Securities are no longer in book-entry only form or (ii) the Debentures are not represented by a Global Debenture, the record dates for payment of interest will be the 15th day of the last month of the calendar quarter.

         (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 30-day period. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date such payment was originally payable.

         (c) If, at any time while the Property Trustee is the Holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or other governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Sums") on the Debentures held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.

SECTION 2.6      EXECUTION AND AUTHENTICATIONS.

         The Debentures shall be signed on behalf of the Company by its President or one of its Vice Presidents, under its corporate seal attested by its Secretary or one of its Assistant Secretaries. Signatures may be in the form of a manual or facsimile signature. The Company may use the facsimile signature of any Person who shall have been a President or Vice President thereof, or of any Person who shall have been a Secretary or Assistant Secretary thereof, notwithstanding the fact that at the time the Securities shall be authenticated and delivered or disposed of such Person shall have ceased to be the President or a Vice President, or the Secretary or an Assistant Secretary, of the Company. The seal of the Company may be in the form of a facsimile of such seal and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. The Securities may contain such notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication by the Trustee.

         A Security shall not be valid until authenticated manually by an authorized signatory of the Trustee, or by an Authenticating Agent. Such signature shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Securities, signed by its President or any Vice President and its Treasurer or any Assistant Treasurer, and the Trustee in accordance with such written order shall authenticate and deliver such Securities.

         In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 9.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture.

         The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

SECTION 2.7      REGISTRATION OF TRANSFER AND EXCHANGE.

         (a) Securities may be exchanged upon presentation thereof at the office or agency of the Company designated for such purpose in the Borough of Manhattan, the City and State of New York, or at the office of the Security Registrar, for other Securities and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section. In respect of any Securities so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Security or Securities that the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

         (b) The Company shall keep, or cause to be kept, at its office or agency designated for such purpose in the Borough of Manhattan, the City and State of New York, or at the office of the Security Registrar, or such other location designated by the Company a register or registers (herein referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Securities and the transfers of Securities as in this Article provided and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Securities and transfer of Securities as herein provided shall initially be the Trustee and and thereafter as may be appointed by the Company as authorized by Board Resolution (the "Security Registrar").

         Upon surrender for transfer of any Security at the office or agency of the Company designated for such purpose, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in the name of the transferee or transferees a new Security or Securities for a like aggregate principal amount.

         All Securities presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Company or the Security Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Security Registrar, duly executed by the registered holder or by such holder's duly authorized attorney in writing.

         (c) No service charge shall be made for any exchange or registration of transfer of Securities, or issue of new Securities in case of partial redemption of any series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.8, the second paragraph of Section 3.5 and Section 11.4 not involving any transfer.

         (d) The Company shall not be required (i) to issue, exchange or register the transfer of any Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the Outstanding Securities and ending at the close of business on the day of such mailing, nor (ii) to register the transfer of or exchange any Securities or portions thereof called for redemption. The provisions of this Section 2.7 are, with respect to any Global Security, subject to Section 2.4 hereof.

SECTION 2.8      TEMPORARY SECURITIES.

         Pending the preparation of definitive Securities, the Company may execute, and the Trustee shall authenticate and deliver, temporary Securities (printed, lithographed, or typewritten). Such temporary Securities shall be substantially in the form of the definitive Securities in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unnecessary delay the Company will execute and will furnish definitive Securities and thereupon any or all temporary Securities may be surrendered in exchange therefor (without charge to the holders), at the office or agency of the Company designated for the purpose in the Borough of Manhattan, the City and State of New York, and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities, unless the Company advises the Trustee to the effect that definitive Securities need not be executed and furnished until further notice from the Company. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities authenticated and delivered hereunder.

SECTION 2.9      MUTILATED, DESTROYED, LOST OR STOLEN SECURITIES.

         In case any temporary or definitive Security shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon the Company's request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substituted Security shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant's Security and of the ownership thereof. The Trustee may authenticate any such substituted Security and deliver the same upon the written request or authorization of its President or any Vice President and its Treasurer or any assistant Treasurer of the Company. Upon the issuance of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Security and of the ownership thereof.

         Every replacement Security issued pursuant to the provisions of this Section shall constitute an additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Security shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder. All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.10     CANCELLATION.

         All Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any paying agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be canceled by it, and no Securities shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On request of the Company at the time of such surrender, the Trustee shall deliver to the Company canceled Securities held by the Trustee. In the absence of such request the Trustee may dispose of canceled Securities in accordance with its standard procedures and deliver a certificate of disposition to the Company. If the Company shall otherwise acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.11     BENEFIT OF INDENTURE.

         Nothing in this Indenture or in the Securities, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Securities (and, with respect to the provisions of Article Sixteen, the holders of Senior Indebtedness) any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Securities (and, with respect to the provisions of Article Sixteen, the holders of Senior Indebtedness).

SECTION 2.12     AUTHENTICATING AGENT.

         So long as any of the Securities remain outstanding there may be an Authenticating Agent for the Securities which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate the Securities issued upon exchange, transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Securities by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series. Each Authenticating Agent shall be acceptable to the company and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

         Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

                                  ARTICLE III.
                            REDEMPTION OF DEBENTURES

SECTION 3.1.     REDEMPTION.

         Subject to the Company having received prior approval of the Federal Reserve, if then required under the applicable capital guidelines or policies of the Federal Reserve, the Company may redeem the Debentures issued hereunder on and after the dates and in accordance with the terms established pursuant to this Article Three.

SECTION 3.2.     SPECIAL EVENT REDEMPTION.

         Subject to the Company having received the prior approval of the Federal Reserve, if then required under the applicable capital guidelines or policies of the Federal Reserve, if a Special Event has occurred and is continuing, then, notwithstanding Section 3.3(a) but subject to Section 3.3(b), the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Debentures to redeem the Debentures, in whole but not in part, for cash within 90 days following the occurrence of such Special Event (the "90-Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Redemption Price"), provided that if at the time there is available to the Company the opportunity to eliminate, within the 90-Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Trust or the Holders of the Trust Securities issued by the Trust, the Company shall pursue such Ministerial Action in lieu of redemption, and, provided, further, that the Company shall have no right to redeem the Debentures while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Trust Agreement. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

SECTION 3.3.     OPTIONAL REDEMPTION BY COMPANY.

         (a) Subject to the provisions of Section 3.3(b), except as otherwise may be specified in this Indenture, the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after December 13, 2001, at a redemption price equal to the Redemption Price. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the Holder of the Debentures, at the Redemption Price. If the Debentures are only partially redeemed pursuant to this Section 3.3, the Debentures will be redeemed pro rata or by lot or by any other manner the Trustee shall deem appropriate in its discretion; provided, that if at the time of redemption the Debentures are registered as a Global Debenture, the Depositary shall determine, in accordance with its procedures, the principal amount of such Debentures held by each Holder of Debentures to be redeemed.
The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

         (b) If a partial redemption of the Debentures would result in the delisting of the Preferred Securities issued by the Trust from The NASDAQ National Market or any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.

SECTION 3.4.     NOTICE OF REDEMPTION.

         (a) In case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Debentures in accordance with the right reserved so to do, the Company shall, or shall cause the Trustee to upon receipt of 45 days prior written notice from the Company (which notice shall, in the event of a Partial Redemption, include a representation to the effect that such Partial Redemption will not result in the delisting of the Preferred Securities as described in Section 3.3(b) above), give notice of such redemption to holders of the Debentures to be redeemed by mailing, first class postage prepaid, a notice of such redemption not less than 30 days and not more than 60 days before the date fixed for redemption to such holders at their last addresses as they shall appear upon the Security Register unless a shorter period is specified in the Debentures to be redeemed. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give such notice to the holder of any Security designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Debentures. In the case of any redemption of Debentures prior to the expiration of any restriction on such redemption provided in the terms of such Debentures or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with any such restriction.

         Each such notice of redemption shall specify the date fixed for redemption and the redemption price at which Debentures of that series are to be redeemed, and shall state that payment of the redemption price of such Debentures to be redeemed will be made at the office or agency of the Company in the Borough of Manhattan, the City and State of New York or at the Corporate Trust Office, upon presentation and surrender of such Debentures, that interest accrued to the date fixed for redemption will be paid as specified in said notice, that from and after said date interest will cease to accrue. If less than all the Debentures of a series are to be redeemed, the notice to the holders of Debentures of that series to be redeemed in whole or in part shall specify the particular Debentures to be so redeemed. In case any Security is to be redeemed in part only, the notice that relates to such Security shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Security, a new Security or Debentures of such series in principal amount equal to the unredeemed portion thereof.

         (b) If less than all the Debentures are to be redeemed, the Company shall give the Trustee at least 45 days' notice in advance of the date fixed for redemption as to the aggregate principal amount of the Debentures to be redeemed, and thereupon the Trustee shall select, by lot or in such other manner as it shall deem appropriate and fair in its discretion and that may provide for the selection of a portion or portions (equal to twenty-five U.S. dollars ($25) or any integral multiple thereof) of the principal amount of such Debentures of a denomination larger than $25, the Debentures to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Debentures to be redeemed, in whole or in part.

         The Company may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by its President or any Vice President, instruct the Trustee or any paying agent to call all or any part of the Debentures of a particular series for redemption and to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Company or its own name as the Trustee or such paying agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Security Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail that may be required under the provisions of this Section.

SECTION 3.5.     PAYMENT UPON REDEMPTION.

         (a) If the giving of notice of redemption shall have been completed as above provided, the Debentures or portions of Debentures to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable Redemption Price and interest on such Debentures or portions of Debentures shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such Redemption Price with respect to any such Security or portion thereof. On presentation and surrender of such Debentures on or after the date fixed for redemption at the place of payment specified in the notice, said Debentures shall be paid and redeemed at the applicable Redemption Price, together with interest accrued thereon to the date fixed for redemption (but if the date fixed for redemption is an interest payment date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date pursuant to Section 3.3).

         (b) Upon presentation of any Debenture that is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and the office or agency where the Security is presented shall deliver to the holder thereof, at the expense of the Company, a new Security or Debentures of authorized denomination in principal amount equal to the unredeemed portion of the Security so presented.

SECTION 3.6.     NO SINKING FUND.

         The Debentures are not entitled to the benefit of any sinking fund.

                                   ARTICLE IV
                     EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1.     EXTENSION OF INTEREST PAYMENT PERIOD.

         So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarters (each such period an "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall calculate (and deliver such calculation to the Trustee) and pay all interest accrued and unpaid on the Debentures, including any Additional Interest and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Debentures in whose names the Debentures are registered in the Security Register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Maturity Date of the Debentures. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

SECTION 4.2.     NOTICE OF EXTENSION.

         (a) If the Property Trustee is the only registered Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the Nasdaq National Market or other applicable self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

         (b) If the Property Trustee is not the only Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least one Business Day before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the Nasdaq National Market or other applicable self-regulatory organization or to Holders of the Debentures.

         (c) The quarter in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

SECTION 4.3.     LIMITATION OF TRANSACTIONS.

         If (i) the Company shall exercise its right to defer payment of interest as provided in Section 4.1, or (ii) there shall have occurred any Event of Default, as defined in the Indenture, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Debentures; (other than (i) purchases or acquisitions of shares of its common stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of its common stock, (ii) the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged,
(iii) payments under the Guaranty (iv) dividends or distributions in Common Stock of the Company, or (v) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase or any such rights pursuant thereto).

                                   ARTICLE V
                      PARTICULAR COVENANTS OF THE COMPANY

SECTION 5.1.     PAYMENT OF PRINCIPAL AND INTEREST.

         The Company will duly and punctually pay or cause to be paid the principal of and interest on the Debentures at the time and place and in the manner provided herein and established with respect to such Debentures.

SECTION 5.2.     MAINTENANCE OF AGENCY.

         So long as any of the Securities remain Outstanding, the Company agrees to maintain an office or agency in the Borough of Manhattan, the City and State of New York, and at such other location or locations as may be designated as provided in this Section 5.2, where (i) Securities may be presented for payment, (ii) Securities may be presented as hereinabove authorized for registration of transfer and exchange, and (iii) notices and demands to or upon the Company in respect of the Securities and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by its President or a Vice President and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

SECTION 5.3.     PAYING AGENTS.

         (a) If the Company shall appoint one or more paying agents for all of the Securities, other than the Trustee, the Company will cause each such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

                 (i) that it will hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Securities (whether such sums have been paid to it by the Company or by any other obligor of such Securities) in trust for the benefit of the Persons entitled thereto;

                (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor of such Securities) to make any payment of the principal of (and premium, if any) or interest on the Securities when the same shall be due and payable;

               (iii) that it will, at any time during the continuance of any failure referred to in the preceding paragraph (a)(ii) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent; and

                (iv) that it will perform all other duties of paying agent as set forth in this Indenture.

         (b) If the Company shall act as its own paying agent with respect to the Securities, it will on or before each due date of the principal of (and premium, if any) or interest on Securities, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or interest so becoming due on Securities of that series until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Securities) to take such action. Whenever the Company shall have one or more paying agents for any of the Securities, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with the paying agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of this action or failure so to act.

         (c) Notwithstanding anything in this Section to the contrary, (i) the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 13.5, and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any paying agent to pay, to the Trustee all sums held in trust by the Company or such paying agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such paying agent; and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

SECTION 5.4.     APPOINTMENT TO FILL VACANCY IN OFFICE OF TRUSTEE.

         The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 9.10, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 5.5.     COMPLIANCE WITH CONSOLIDATION PROVISIONS.

         The Company will not, while any of the Securities remain outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other company unless the provisions of Article Twelve hereof are complied with.

SECTION 5.6.     LIMITATION ON DIVIDENDS; TRANSACTIONS WITH AFFILIATES.

         If Securities are issued to IBC Capital or a trustee of IBC Capital in connection with the issuance of Trust Securities by IBC Capital and (i) there shall have occurred any event that would constitute an Event of Default, (ii) IBC Capital shall be in default with respect to its payment of any obligations under the Preferred Securities Guarantee relating to IBC Capital or (iii) the Company shall have given notice of its election to defer payments of interest on such Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then
(a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior in interest to the Debentures (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, and (d) purchases of Common Stock related to rights under any of the Company's benefit plans for its directors, officers or employees.

SECTION 5.7.     COVENANTS AS TO IBC CAPITAL.

         For so long as such Trust Securities of IBC Capital remain outstanding, the Company will (i) maintain 100% direct or indirect ownership of the Common Securities of IBC Capital; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities, (ii) not to voluntarily terminate, wind up or liquidate IBC Capital, except upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies of the Federal Reserve, (iii) use its reasonable efforts, consistent with the terms of the Trust Agreement, to cause IBC Capital (a) to remain a business trust, except in connection with a distribution of Securities, the redemption of all of the Trust Securities of IBC Capital or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement of IBC Capital, and (b) to otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes, and
(iv) to use its reasonable efforts, consistent with the terms of the Trust Agreement, to cause each holder of Trust Securities to be treated as owning an individual beneficial interest in the Securities.

         If the Debentures are to be issued as a Global Debenture in connection with the distribution of the Debentures to the holders of the Preferred Securities issued by the Trust upon a Dissolution Event, the Company will use its best efforts to list such Debentures on the NASDAQ National Market or on such other exchange as the Preferred Securities are then listed.

                                   ARTICLE VI
                       SECURITYHOLDERS' LISTS AND REPORTS
                         BY THE COMPANY AND THE TRUSTEE

SECTION 6.1.     COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF
SECURITYHOLDERS.

         The Company will furnish or cause to be furnished to the Trustee (a) on a quarterly basis on each regular record date (as defined in Section 2.5(a)) a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of each series of Securities as of such regular record date and (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, in either case, no such list need be furnished for any series for which the Trustee shall be the Security Registrar.

SECTION 6.2.     PRESERVATION OF INFORMATION COMMUNICATIONS WITH
SECURITYHOLDERS.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Securities contained in the most recent list furnished to it as provided in Section 6.1 and as to the names and addresses of holders of Securities received by the Trustee in its capacity as Security Registrar (if acting in such capacity).

         (b) The Trustee may destroy any list furnished to it as provided in Section 6.1 upon receipt of a new list so furnished.

         (c) Securityholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Securityholders with respect to their rights under this Indenture or under the Securities.

SECTION 6.3.     REPORTS BY THE COMPANY.

         (a) The Company covenants and agrees to file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or
Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on the NASDAQ National Market or a national securities exchange as may be prescribed from time to time in such rules and regulations.

         (b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

         (c) The Company covenants and agrees to transmit by mail, first class postage prepaid, or reputable over-night delivery service that provides for evidence of receipt, to the Securityholders, as their names and addresses appear upon the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

SECTION 6.4.     REPORTS BY THE TRUSTEE.

         (a) On or before July 15 in each year in which any of the Securities are Outstanding, the Trustee shall transmit by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Security Register, a brief report dated as of the preceding May 15, if and to the extent required under Section 313(a) of the Trust Indenture Act.

         (b) The Trustee shall comply with Section 313(b) and 313(c) of the Trust Indenture Act.

         (c) A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Trustee with the Company, with each stock exchange upon which any Securities are listed (if so listed) and also with the Commission. The Company agrees to notify the Trustee when any Securities become listed on any stock exchange.

                                  ARTICLE VII
                  REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                              ON EVENT OF DEFAULT

SECTION 7.1.     EVENTS OF DEFAULT.

         (a) Whenever used herein with respect to the Debentures, "Event of Default" means any one or more of the following events that has occurred and is continuing:

                 (i) the Company defaults in the payment of any installment of interest upon any of the Debentures, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of this Indenture shall not constitute a default in the payment of interest for this purpose;

                (ii) the Company defaults in the payment of the principal of (or premium, if any, on) any of the Debentures as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Securities in accordance with the terms of any indenture supplemental hereto shall not constitute a default in the payment of principal or premium, if any;

               (iii) the Company fails to observe or perform any other of its covenants or agreements with respect to the Debentures for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least 25% in principal amount of the Debentures at the time Outstanding;

               (iv) the Company pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case,
         (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors;

              (v) a court of competent jurisdiction enters an order under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company for all or substantially all of its property, or (iii) orders the liquidation of the

         Company or the Guarantor, and the order or decree remains unstayed and in effect for 90 days; or

                 (vi) IBC Capital shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of Securities to holders of Trust Securities in liquidation of their interests in IBC Capital, (ii) the redemption of all of the outstanding Trust Securities of IBC Capital or (iii) certain mergers, consolidations or amalgamation, each as permitted by the Trust Agreement of IBC Capital.

         (b) In each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Securityholders) may declare the principal of all the Securities to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, notwithstanding anything contained in this Indenture or in the Securities.

         (c) At any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the holders of a majority in aggregate principal amount of the Securities then Outstanding hereunder, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of that series and the principal of (and premium, if any, on) any and all Debentures that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Debentures to the date of such payment or deposit) and the amount payable to the Trustee under Section 9.6, and (ii) any and all Events of Default under the Indenture, other than the nonpayment of principal on Debentures that shall not have become due by their terms, shall have been remedied or waived as provided in Section 7.6.

         No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

         (d) In case the Trustee shall have proceeded to enforce any right with respect to the Debentures under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

SECTION 7.2.     COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
TRUSTEE.

         (a) The Company covenants that (1) in case it shall default in the payment of any installment of interest on any of the Securities, and such default shall have continued for a period of 90 Business Days, or (2) in case it shall default in the payment of the principal of (or premium, if any, on) any of the Securities when the same shall have become due and payable, whether upon maturity of the Securities or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee the Guarantor (as defined in the Preferred Securities Guarantee) will pay to the Trustee, for the benefit of the holders of the Securities, the whole amount that then shall have been become due and payable on all such Securities for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law and, if the Securities are held by a IBC Capital or a trustee of such trust, without duplication of any other amounts paid by IBC Capital or trustee in respect thereof) upon overdue installments of interest at the rate per annum expressed in the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 9.6.

         (b) If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or other obligor upon the Securities, wherever situated.

         (c) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Company or the creditors or property of either, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Securities allowed for the entire amount due and payable by the Company under the Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 9.6; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of the Securities to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Securityholders, to pay to the Trustee any amount due it under Section 9.6.

         (d) All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to Securities, may be enforced by the Trustee without the possession of any of such Securities, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 9.6, be for the ratable benefit of the holders of the Securities.

         In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of that series or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 7.3.     APPLICATION OF MONEYS COLLECTED.

         Any moneys collected by the Trustee pursuant to this Article with respect to the Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the Securities, and notation thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

         FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 9.6;

         SECOND: To the payment of all Senior Indebtedness of the Company if and to the extent required by Article Sixteen; and

         THIRD: To the payment of the amounts then due and unpaid upon Securities for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

SECTION 7.4.     LIMITATION ON SUITS.

         No holder of any Security shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Securities specifying such Event of Default, as hereinbefore provided; (ii) the holders of not less than 25% in aggregate principal amount of the Securities then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder; (iii) such holder or holders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; and (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding and (v) during such 60 day period, the holders of a majority in principal amount of the Securities of that series do not give the Trustee a direction inconsistent with the request.

         Notwithstanding anything contained herein to the contrary, any other provisions of this Indenture, the right of any holder of any Security to receive payment of the principal of (and premium, if any) and interest on such Security, as therein provided, on or after the respective due dates expressed in such Security (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder and by accepting a Security hereunder it is expressly understood, intended and covenanted by the taker and holder of every Security with every other such taker and holder and the Trustee, that no one or more holders of Securities shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 7.5.     RIGHTS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT WAIVER.

         (a) Except as otherwise provided in Section 2.9, all powers and remedies given by this Article to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Securities.

         (b) No delay or omission of the Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or on acquiescence therein; and, subject to the provisions of Section 7.4, every power and remedy given by this Article or by law to the Trustee or the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

SECTION 7.6.     CONTROL BY SECURITYHOLDERS.

         The holders of a majority in aggregate principal amount of the Securities at the time Outstanding, determined in accordance with Section 10.4, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture or be unduly prejudicial to the rights of holders of Securities of any other series at the time Outstanding determined in accordance with Section 10.4 hereof. Subject to the provisions of Section 9.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Securities at the time Outstanding affected thereby, determined in accordance with Section 10.4, may on behalf of the holders of all of the Securities waive any past default in the performance of any of the covenants contained herein and its consequences, except (i) a default in the payment of the principal of, or premium, if any, or interest on, any of the Securities as and when the same shall become due by the terms of such Securities otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee (in accordance with Section 7.1(c)), (ii) a default in the covenants contained in Section 5.6 or (iii) in respect of a covenant or provision hereof which under Article Eleven cannot be modified or amended without the consent of the Holder of each Outstanding Security affected; provided, however, that if the Debentures are held by a IBC Capital or a trustee of such trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation preference of Trust Securities of IBC Capital shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the Holder of each Outstanding Security is required, such waiver shall not be effective until each holder of the Trust Securities of IBC Capital shall have consented to such waiver. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 7.7.     UNDERTAKING TO PAY COSTS.

         All parties to this Indenture agree, and each holder of any Securities by such holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding more than 10% in aggregate principal amount of the Outstanding Debentures, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Debentures, on or after the respective due dates expressed in such Debenture or established pursuant to this Indenture.

                                  ARTICLE VIII
                      FORM OF DEBENTURE AND ORIGINAL ISSUE

SECTION 8.1.     FORM OF DEBENTURE.

         The Debenture and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the forms contained as Exhibit A to this Indenture, attached hereto and incorporated herein by reference.

SECTION 8.2.     ORIGINAL ISSUE OF DEBENTURES.

         Debentures in the aggregate principal amount of $17,783,500 may, upon execution of this Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its Vice Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

                                   ARTICLE IX
                             CONCERNING THE TRUSTEE

SECTION 9.1.     CERTAIN DUTIES AND RESPONSIBILITIES OF TRUSTEE.

         (a) The Trustee prior to the occurrence of an Event of Default with respect to the Securities and after the curing of all Events of Default with respect to the Debentures that may have occurred, shall undertake to perform with respect to the Securities of such series such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Debentures has occurred (that has not been cured or waived), the Trustee shall exercise with respect to Debentures such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (1) prior to the occurrence of an Event of Default with respect to the Debentures and after the curing or waiving of all such Events of Default with respect to the Debentures that may have occurred:

                         (i) the duties and obligations of the Trustee shall with respect to the Debentures be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Debentures except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                         (ii) in the absence of bad faith on the part of the Trustee, the Trustee may with respect to the Debentures conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform the requirements of this Indenture;

         (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee, was negligent in ascertaining the pertinent facts;

         (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Debentures at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Debentures; and

         (4) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

SECTION 9.2      NOTICE OF DEFAULTS.

         Within 90 days after actual knowledge by a Responsible Officer of the Trustee of the occurrence of any default hereunder with respect to the Securities, the Trustee shall transmit by mail to all holders of Securities, as their names and addresses appear in the Securities Register, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal or (or premium, if any) or interest (including any Additional Interest) on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of the directors and/or responsible officers of the Trustee determines in good faith that the withholding of such notice is in the interests of the holders of such Securities; and provided, further, that in the case of any default of the character specified in Section 7.1(a)(iii), no such notice to holder of Securities shall be given until at least 30 days after the occurrence thereof. For the purposes of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities.

SECTION 9.3.     CERTAIN RIGHTS OF TRUSTEE.

         Except as otherwise provided in Section 9.1:

         (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company by the President or any Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer thereof (unless other evidence in respect thereof is specifically prescribed herein);

         (c) The Trustee shall not be deemed to have knowledge of a default or an Event of Default, other than an Event of Default specified in Section 7.1(a) (i) or (ii), unless and until it receives notification of such Event of Default from the Company or by holders of at least 25% of the aggregate principal amount of the Securities at the time Outstanding;

         (d) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

         (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default with respect to the Securities (that has not been cured or waived) to exercise with respect to the Securities such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

         (f) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

         (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the holders of not less than a majority in principal amount of the Outstanding Securities affected thereby (determined as provided in Section 10.4); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and

         (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 9.4.     TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OR
SECURITIES.

         (a) The recitals contained herein and in the Securities shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same.

         (b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.

         (c) The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any paying agent other than the Trustee.

SECTION 9.5.     MAY HOLD SECURITIES.

         The Trustee or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

SECTION 9.6.     MONIES HELD IN TRUST.

         Subject to the provisions of Section 13.5, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any monies received by it hereunder except such as it may agree with the Company to pay thereon.

SECTION 9.7.     COMPENSATION AND REIMBURSEMENT.

         (a) The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Company and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises.

         (b) The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities.

SECTION 9.8.     RELIANCE ON OFFICERS' CERTIFICATE.

         Except as otherwise provided in Section 9.1 whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

SECTION 9.9.     DISQUALIFICATION:  CONFLICTING INTERESTS.

         If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 9.10.    CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

         There shall at all times be a Trustee with respect to the Debentures issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.11.

SECTION 9.11.    RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

         (a) The Trustee or any successor hereafter appointed, may at any time resign with respect to the Securities by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Security Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to Securities by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Securities, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, subject to the provisions of Section 9.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

         (b)     In case at any time any one of the following shall occur:

                 (i) the Trustee shall fail to comply with the provisions of subsection (a) of Section 9.9 after written request therefor by the Company or the Guarantor or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

                (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.10 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

               (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to all Securities and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 9.9, unless the Trustee's duty to resign is stayed as provided herein, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

         (c) The holders of a majority in aggregate principal amount of the Securities at the time Outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the consent of the Company.

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Securities pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.12.

         (e) Any successor trustee appointed pursuant to this Section may be appointed with respect to the Securities, and at any time there shall be only one Trustee with respect to the Securities.

SECTION 9.12.    ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         (a) In case of the appointment hereunder of a successor trustee with respect to the Securities, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

         (b) Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) of this Section, as the case may be.

         (c) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

         (d) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Security Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company and the Guarantor.

SECTION 9.13.    MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 9.9 and eligible under the provisions of Section 9.10, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 9.14.    PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

         The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

                                   ARTICLE X
                         CONCERNING THE SECURITYHOLDERS

SECTION 10.1.    EVIDENCE OF ACTION BY SECURITYHOLDERS.

         Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Securities in Person or by agent or proxy appointed in writing.

         If the Company shall solicit from the Securityholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Securities shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 10.2.    PROOF OF EXECUTION BY SECURITYHOLDERS.

         Subject to the provisions of Section 10.1, proof of the execution of any instrument by a Securityholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

         (a) The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

         (b) The ownership of Securities shall be proved by the Security Register of such Securities or by a certificate of the Security Registrar thereof.

         (c) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

SECTION 10.3.    WHO MAY BE DEEMED OWNERS.

         Prior to the due presentment for registration of transfer of any Security, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the Person in whose name such Security shall be registered upon the books of the Company as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.3) interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

SECTION 10.4.    CERTAIN SECURITIES OWNED BY COMPANY DISREGARDED.

         In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent of waiver under this Indenture, the Securities that are owned by the Company or any other obligor on the Securities or by any Person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on the Securities shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities that the Trustee actually knows are so owned shall be so disregarded. The Securities so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

SECTION 10.5.    ACTIONS BINDING ON FUTURE SECURITYHOLDERS.

         At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 10.1, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security that is shown by the evidence to be included in the Securities the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 10.2, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security, and of any Security issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Securities.

                                   ARTICLE XI
                            SUPPLEMENTAL INDENTURES

SECTION 11.1.    SUPPLEMENTAL INDENTURES WITHOUT THE CONSENT OF
SECURITYHOLDERS.

         In addition to any supplemental indenture otherwise authorized by this Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Securityholders, for one or more of the following purposes:

         (a) to cure any ambiguity, defect, or inconsistency herein, in the Securities;

         (b)     to comply with Article Ten;

         (c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

         (d) to add to the covenants of the Company for the benefit of the holders of all of the Securities or to surrender any right or power herein conferred upon the Company;

         (e) to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of Securities, as herein set forth;

         (f) to make any change that does not adversely affect the rights of any Securityholder in any material respect;

         (g) to provide for the issuance of and establish the form and terms and conditions of the Securities, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture of Securities, or to add to the rights of the holders of Securities; or

         (h) qualify or maintain the qualification of the Indenture under the Trust Indenture Act.

         The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 11.2.

SECTION 11.2.    SUPPLEMENTAL INDENTURES WITH CONSENT OF SECURITYHOLDERS.

         With the consent (evidenced as provided in Section 10.1) of the holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, the Company, when authorized by Board Resolutions, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 11.1 the rights of the holders of the Securities under this Indenture; provided, however, that no such supplemental indenture shall without the consent of the holders of each Debenture then Outstanding and affected thereby, (i) extend the fixed maturity of any Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture provided, further, that so long as any of the Securities issued by IBC Capital remain outstanding, no such supplemental indenture shall adversely affect the Holders of the Preferred Securities in any material respect without the consent of the Holders of a majority of the aggregate liquidation preference of the Preferred Securities, provided further, that if the Debentures are held by IBC Capital or a trustee of such trust, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of Trust Securities of IBC Capital shall have consented to such supplemental indenture; provided further, that if the consent of the Holder of each Outstanding Debt Security is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of IBC Capital shall have consented to such supplemental indenture.

         It shall not be necessary for the consent of the Securityholders affected thereby under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 11.3.    EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture pursuant to the provisions of this Article or of Section 10.1, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 11.4.    SECURITIES AFFECTED BY SUPPLEMENTAL INDENTURES.

         Securities affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article or of Section 11.1, may bear a notation in form approved by the Company, provided such form meets the requirements of any exchange upon which the Securities may be listed as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of that series so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities then Outstanding.

SECTION 11.5.    EXECUTION OF SUPPLEMENTAL INDENTURES.

         Upon the request of the Company, accompanied by their Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee, subject to the provisions of Section 9.1, may receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution thereof.

         Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Securityholders as their names and addresses appear upon the Security Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                                 ARTICLE XII
                            SUCCESSOR CORPORATION

SECTION 12.1.    COMPANY MAY CONSOLIDATE, ETC.

         Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company, as the case may be), or successive consolidations or mergers in which the Company, as the case may be, or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the property of the Company, as the case may be, or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with the Company, as the case may be, or its successor or successors) authorized to acquire and operate the same; provided, however, the Company hereby covenants and agree that, (i) upon any such consolidation, merger, sale, conveyance, transfer or other disposition, the due and punctual payment, in the case of the Company, of the principal of (premium, if any) and interest on all of the Debentures, according to their terms and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Company as the case may be, shall be expressly assumed, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act, as then in effect) satisfactory in form to the Trustee executed and delivered to the Trustee by the entity formed by such consolidation, or into which the Company, as the case may be, shall have been merged, or by the entity which shall have acquired such property; (ii) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially then as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and (iii) immediately after giving effect thereto, an Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

SECTION 12.2.    SUCCESSOR CORPORATION SUBSTITUTED.

         (a) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of, in the case of the Company, the due and punctual payment of the principal of, premium, if any, and interest on all of the Debentures Outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, as the case may be such successor corporation shall succeed and be substituted for the Company with the same effect as if it had been named as the Company herein, and thereupon the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.

         (b) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

         (c) Nothing contained in this Indenture or in any of the Securities shall prevent the Company from merging into itself or acquiring by purchase or otherwise all or any part of the property of any other Person (whether or not affiliated with the Company).

SECTION 12.3.    EVIDENCE OF CONSOLIDATION, ETC. TO TRUSTEE.

         The Trustee, subject to the provisions of Section 9.1, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article.

                                  ARTICLE XIII
                           SATISFACTION AND DISCHARGE

SECTION 13.1.    SATISFACTION AND DISCHARGE OF INDENTURE.

         If at any time: (a) the Company shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.9) and Securities for whose payment money or Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by the Company (and thereupon repaid to the Company or discharged from such trust, as provided in Section 13.5); or all such Securities not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit or cause to be deposited with the Trustee as trust funds the entire amount in moneys or Governmental Obligations sufficient or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay at maturity or upon redemption all Securities not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder with respect to the Company; then this Indenture shall thereupon cease to be of further effect except for the provisions of Sections 2.3, 2.7, 2.9, 5.1, 5.2, 5.3 and 9.10, that shall survive until the date of maturity or redemption date, as the case may be, and Sections 9.6 and 13.5, that shall survive to such date and thereafter, and the Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

SECTION 13.2.    DISCHARGE OF OBLIGATIONS.

         If at any time all such Securities not heretofore delivered to the Trustee for cancellation or that have not become due and payable as described in Section 13.1 shall have been paid by the Company by depositing irrevocably with the Trustee as trust funds moneys or an amount of Governmental Obligations sufficient to pay at maturity or upon redemption all such Securities not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then after the date such moneys or Governmental Obligations, as the case may be, are deposited with the Trustee the obligations of the Company under this Indenture shall cease to be of further effect except for the provisions of Sections 2.3, 2.7, 2.9, 5.1, 5.2, 5.3, 9.6, 9.10 and 13.5 hereof that shall survive until such Securities shall mature and be paid. Thereafter, Sections 9.6 and 13.5 shall survive.

SECTION 13.3.    DEPOSITED MONEYS TO BE HELD IN TRUST.

         All monies or Governmental Obligations deposited with the Trustee pursuant to Sections 13.1 or 13.2 shall be held in trust and shall be available for payment as due, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of the Securities for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee.

SECTION 13.4.    PAYMENT OF MONIES HELD BY PAYING AGENTS.

         In connection with the satisfaction and discharge of this Indenture all moneys or Governmental Obligations then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

SECTION 13.5.    REPAYMENT TO COMPANY.

         Any monies or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company in trust for payment of principal of or premium or interest on the Securities that are not applied but remain unclaimed by the holders of such Securities for at least two years after the date upon which the principal of (and premium, if any) or interest on such Securities shall have respectively become due and payable, shall be repaid to the Company, upon written request by the Company, on May 31 of each year or (if then held by the Company) shall be discharged from such trust; and thereupon the paying agent and the Trustee shall be released from all further liability with respect to such moneys or Governmental Obligations, and the holder of any of the Securities entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company or the Guarantor for the payment thereof.

                                  ARTICLE XIV
               IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS
                                 AND DIRECTORS

SECTION 14.1.    NO RECOURSE.

         No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or the Guarantor or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Securities.

                                   ARTICLE XV
                            MISCELLANEOUS PROVISIONS

SECTION 15.1.    EFFECT ON SUCCESSORS AND ASSIGNS.

         All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind their respective successors and assigns, whether so expressed or not.

SECTION 15.2.    ACTIONS BY SUCCESSOR.

         Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

SECTION 15.3.    SURRENDER OF COMPANY POWERS.

         The Company by instrument in writing executed by authority of 2/3 (two-thirds) of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company, as the case may be, and as to any successor corporation.

SECTION 15.4.    NOTICES.

         Except as otherwise expressly provided herein any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Company may be given or served by being deposited first class postage prepaid in a post-office letterbox addressed (until another address is filed in writing by the Company with the Trustee), as follows: c/o Independent Bank Corporation, 230 West Main Street, Ionia, Michigan 48846, Attention Chief Financial Officer. Any notice, election, request or demand by the Company or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if received in writing at the Corporate Trust Office of the Trustee.

SECTION 15.5.    GOVERNING LAW.

         This Indenture and each Security shall be deemed to be a contract made under the internal laws of the State of Michigan and for all purposes shall be construed in accordance with the laws of said State.

SECTION 15.6.    TREATMENT OF DEBENTURES AS DEBT.

         It is intended that the Debentures will be treated as indebtedness and not as equity for federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention.

SECTION 15.7.    COMPLIANCE CERTIFICATES AND OPINIONS.

         (a) Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

         (b) Each certificate and opinion of the Company provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 15.8.    PAYMENTS ON BUSINESS DAYS.

         In any case where the date of maturity of interest or principal of any Security or the date of redemption of any Security shall not be a Business Day, then payment of interest or principal (and premium, if any) may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

SECTION 15.9.    CONFLICT WITH TRUST INDENTURE ACT.

         If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 15.10.   COUNTERPARTS.

         This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 15.11.   SEPARABILITY.

         In case any one or more of the provisions contained in this Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities, but this Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 15.12.   ASSIGNMENT.

         The Company will have the right at all times to assign any of its respective rights or obligations under this Indenture to a direct or indirect wholly-owned Subsidiary of the Company, provided that, in the event of any such assignment, the Company will remain liable for all such obligations. Subject to the foregoing, the Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties thereto.

SECTION 15.13.   ACKNOWLEDGMENT OF RIGHTS

         The Company acknowledges that, with respect to any Debentures held by IBC Capital or a trustee of such trust, if the Property Trustee fails to enforce its rights under this Indenture as the holder of the series of Debentures held as the assets of IBC Capital any holder of Preferred Securities may institute legal proceedings directly against the Company to enforce such Property Trustee's rights under this Indenture without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), the Company acknowledges that a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Applicable Series of Securities.

                                  ARTICLE XVI
                          SUBORDINATION OF SECURITIES

SECTION 16.1.    AGREEMENT TO SUBORDINATE.

         The Company covenants and agrees, and each Holder of Debentures issued hereunder by such Holder's acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article XVI; and each Holder of a Debt Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

         The payment by the Company of the principal of, premium, if any, and interest on all Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Debt, Subordinated Debt and Additional Senior Obligations, whether outstanding at the date of this Indenture or thereafter incurred.

         No provision of this Article XVI shall prevent the occurrence of any default or Event of Default hereunder.

SECTION 16.2. DEFAULT ON SENIOR DEBT, SUBORDINATED DEBT OR ADDITIONAL SENIOR OBLIGATIONS.

         In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Debt, Subordinated Debt or Additional Senior Obligations of the Company, as the case may be, or in the event that the maturity of any Senior Debt, Subordinated Debt or Additional Senior Obligations of the Company (collectively, "Senior Indebtedness"), as the case may be, has been accelerated because of a default, then, in either case, no payment shall be made by the Company with respect to the principal (including redemption and sinking fund payments) of, or premium, if any, or interest on the Debentures.

         In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 16.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

SECTION 16.3.    LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal (and premium, if any) or interest on the Debentures; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Debentures or the Trustee would be entitled to receive from the Company, except for the provisions of this Article XVI, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Debentures or by the Trustee under the Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of Debentures or to the Trustee.

         In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, and their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness of the Company, as the case may be, remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

         For purposes of this Article XVI, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this
Article XVI with respect to the Debentures to the payment of all Senior Indebtedness of the Company, as the case may be, that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article X of the Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 16.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article X of the Indenture. Nothing in Section 16.2 or in this Section 16.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.6 of the Indenture.

SECTION 16.4.    SUBROGATION.

         Subject to the payment in full of all Senior Indebtedness of the Company, the rights of the Holders of the Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders of the Debentures or the Trustee would be entitled except for the provisions of this Article XVI, and no payment over pursuant to the provisions of this Article XVI to or for the benefit of the holders of such Senior Indebtedness by Holders of the Debentures or the Trustee, shall, as between the Company, its creditors other than Holders of Senior Indebtedness of the Company, and the holders of the Debentures, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article XVI are and are intended solely for the purposes of defining the relative rights of the Holders of the Debentures, on the one hand, and the holders of such Senior Indebtedness on the other hand.

         Nothing contained in this Article XIV or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of (and premium, if any) and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Debentures and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness of the Company, as the case may be, nor shall anything herein or therein prevent the Trustee or the Holder of any Debt Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article XVI of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

         Upon any payment or distribution of assets of the Company referred to in this Article XVI, the Trustee, subject to the provisions of Section 9.1 of the Indenture, and the Holders of the

Debentures shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Debentures, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XVI.

SECTION 16.5.    TRUSTEE TO EFFECTUATE SUBORDINATION.

         Each Holder of Debentures by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XVI and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

SECTION 16.6.    NOTICE BY THE COMPANY.

         The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article XVI. Notwithstanding the provisions of this Article XVI or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article XVI, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.1 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this
Section 16.6 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

         The Trustee, subject to the provisions of Section 9.1 of the Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company, as the case may be (or a trustee on behalf of such holder), to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this
Article XVI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XVI, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 16.7.    RIGHTS OF THE TRUSTEE; HOLDERS OF SENIOR INDEBTEDNESS.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XVI in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. The Trustee's right to compensation and reimbursement of expenses as set forth in Section 9.6 shall not be subject to the subordination provisions of this Article XVI.

         With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XVI, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section 9.1 of the Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders of Debentures, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article XVI or otherwise.

SECTION 16.8.    SUBORDINATION MAY NOT BE IMPAIRED.

         No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, as the case may be, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company, as the case may be, with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Debentures, without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this Article XVI or the obligations hereunder of the Holders of the Debentures to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such

 Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company, as the case may be, and any other Person.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                     INDEPENDENT BANK CORPORATION


                                     By: /s/ William R. Kohls
                                         --------------------------------------
                                             Name:   William R. Kohls
                                             Title:  Executive Vice President
                                             and Chief Financial Officer

Attest:

/s/ William R. Kohls
-------------------------
Name:    William R. Kohls
Title:   Secretary


                                     STATE STREET BANK AND TRUST COMPANY,
                                     as Trustee


                                     By:/s/ Paul D. Allen
                                        ---------------------------------------
                                            Name:   Paul D. Allen
                                            Title:  Vice President

STATE OF MICHIGAN         )
                          ) ss:
COUNTY OF KENT            )

         On the 17th day of December, 1996, before me personally came William
R. Kohls, to me known, who, being by me duly sworn, did depose and say that he is the Executive Vice President and Chief Financial Officer of INDEPENDENT BANK CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                     /s/ Polly L. Larsen
                                     ------------------------------------------
                                     Notary Public, Ottawa County, MI, acting
                                     in Kent Co.
                                     My Commission expires: 9/25/2000

[seal]

                                   EXHIBIT A


                          (FORM OF FACE OF DEBENTURE)

         This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation ("DEPOSITORY TRUST COMPANY") or a nominee of DEPOSITORY TRUST COMPANY. This Debenture is exchangeable for Debentures registered in the name of a person other than DEPOSITORY TRUST COMPANY or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by DEPOSITORY TRUST COMPANY to a nominee of DEPOSITORY TRUST COMPANY or by a nominee of DEPOSITORY TRUST COMPANY to DEPOSITORY TRUST COMPANY or another nominee of DEPOSITORY TRUST COMPANY) may be registered except in such limited circumstances.

         Unless this Debenture is presented by an authorized representative of DEPOSITORY TRUST COMPANY to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture Certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DEPOSITORY TRUST COMPANY (and any payment hereon is made to Cede & Co. or such other entity as is requested by an authorized representative of DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

No.  _____________________________                               $17,783,500

CUSIP No. 453-838-AC8


                          INDEPENDENT BANK CORPORATION

                          9.25% SUBORDINATED DEBENTURE
                             DUE DECEMBER 31, 2026

         Independent Bank Corporation, a Michigan corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to, CEDE & CO. or registered assigns, the principal sum of Seventeen Million Seven Hundred Eighty-three Thousand Five Hundred Dollars ($17,783,500) on December 31, 2026 (the "Stated Maturity"), and to pay interest on said principal sum from December 18, 1996, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year commencing March 31, 1997, at the rate of 9.25% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such 30-day period. In the event that any date on which interest is payable on this Debenture is not a business day, then payment of interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) in each case with the same force and effect as if made on the date such payment was originally payable. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the business day next preceding such Interest Payment Date unless otherwise provided in the Indenture. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated by the Property Trustee.

         The Stated Maturity may be shortened at any time by the Company to any date not earlier than December 31, 2001, subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. Such date may also be extended at any time at the election of the Company for one or more periods, but in no event to a date later than December 31, 2045, subject to certain limitations described in the Indenture.

         The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated December 18, 1996

                                     INDEPENDENT BANK CORPORATION


                                     By:_______________________________________
                                     Name:    William R. Kohls
                                     Title:   Executive Vice President and
                                              Chief Financial Officer


Attest:

By: ______________________________
Name:
Title:

                    [FORM OF CERTIFICATE OF AUTHENTICATION]

                         CERTIFICATE OF AUTHENTICATION

         This is one of the Debentures described in the within-mentioned Indenture.

Dated:

STATE STREET BANK AND TRUST COMPANY
as Trustee                                 _______________________________
                                       or     Authentication Agent



By________________________________         By_____________________________
         Authorized Signatory

                         [FORM OF REVERSE OF DEBENTURE]

                          9.25% SUBORDINATED DEBENTURE
                                  (CONTINUED)

         This Debenture is one of the subordinated debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued under and pursuant to an Indenture dated as of December 17, 1996 (the "Indenture") duly executed and delivered between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures. The Debentures are limited in aggregate principal amount as specified in the Indenture.

         Because of the occurrence and continuation of a Tax Event or Investment Company Event, in certain circumstances, this Debenture may become due and payable at the principal amount together with any interest accrued thereon, to the date of such redemption (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon, Eastern Standard Time, time, on the date of such redemption or at such earlier time as the Company determines. The Company shall have the right to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part at any time on or after December 31, 2001 (an "Optional Redemption"), or at any time in certain circumstances upon the occurrence of a Tax Event or Investment Company Event, at the Redemption Price. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice, at the Redemption Price. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Debentures held by each Debenture holder to be redeemed in accordance with its procedures.

         In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the

Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of the Debentures except as provided in the Indenture, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

         The Company shall have the right at any time during the term of the Debentures and from time to time to extend the interest payment period of such Debentures for up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period.

         As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in Boston, Massachusetts accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the

Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Debentures are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.